UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 20, 2012 (July 16, 2012)
_______________

BIOCANCELL THERAPEUTICS INC.
 (Exact name of registrant as specified in its charter)

Delaware	000-53708	20-4630076
(State or other jurisdiction of incorporation)	Commission File Number	(IRS Employer Identification No.)

Beck Science Center, 8 Hartom St, Har Hotzvim, Jerusalem, Israel, 97775
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: 972-2-548-6555

(Former name or former address, if change since last report)

Check the appropriate box below if the Form 8-K filing is to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                      Submission of Matters to a Vote of Security Holders

At a special general meeting (the “Meeting”) of the stockholders of BioCancell Therapeutics, Inc. (the “Company”), held on July 18, 2012 at the offices of the Company’s attorneys, the following matter was considered by the stockholders of the Company:

1.	The stockholders of the Company approved the reincorporation merger pursuant to which the Company will become a wholly-owned subsidiary of BioCancell Ltd., an Israeli corporation.

Of the 21,519,871 shares whose owners were present at the meeting and participated in the vote, stockholders holding 21,519,871 shares (100%) voted in favor of the resolution, and no stockholders voted against or abstained. The affirmative votes of holders of 19,695,646 shares, being 50% of the Company’s outstanding share capital, was required for the resolution to be approved, and it was therefore approved.

Item 8.01                      Other Events

1.
Following the Company’s previous Form 8-K filed on May 9, 2012 in connection with the resignation of Uri Danon from his position as the Chief Executive Officer of the Company, the Board of Directors of the Company has approved the following retirement terms for Mr. Danon (“Retirement Terms”):

i.	Extension of Mr. Danon’s prior notice to 180 days (instead of 90 days). During the extended period, Mr. Danon will only receive his base salary.

ii.
Extension of the period in which Mr. Danon may exercise his option to purchase 450,000 Company’s shares of common stock (“Options”) which were vested at the time of his resignation. Following such approval, Mr. Danon will be able to exercise the Options throughout 24 months following the date of his termination (instead of 12 months), i.e. until August 4, 2012.

In connection with their approval of such Retirement Terms, the Company’s Board of Directors noted the following considerations:

i.
The extension of Mr. Danon’s prior notice and the extension of the exercise period of the options are an acknowledgment of the significant contribution of Mr. Danon to the Company during his years as the Company’s Chief Executive Officer, the challenges he and the Company faced during such term, and the Company’s achievements.

ii.
Taking into account all such considerations, the members of the Board of Directors believe that the Retirement Terms are in the best interest of the Company and are fair and reasonable under these circumstances.

2.
BioCancell Therapeutics Inc. (the “Company”) has announced that, on July 17, 2012, BioCancell Ltd. (“BioCancell”) has filed with the Israel Securities Authority and the Tel Aviv Stock Exchange an initial non-public draft of a prospectus (the “Prospectus”) under which BioCancell intends to raise capital through issuance to the public of BioCancell’s ordinary shares (the “Shares”) following the consummation of a reincorporation merger of the Company (the “Reincorporation”), as far as such Reincorporation will indeed be consummated.

The Shares will be offered by BioCancell under Regulation S (Category 1). The Shares will not be registered under the U.S. Securities Act of 1933, as amended, and cannot be offered or sold in the United States absent registration or applicable exemption from the registration requirements. This Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any securities.

This filing contains "forward-looking" statements, including statements in connection with future issuance of BioCancell Shares and its scope. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. There are a number of important factors that the consummation of the Reincorporation and the scope and issuance of the Shares are conditioned upon, including but not limited to, final approvals of the Company, BioCancell and the Israeli authorities and market conditions. The Company does not undertake any obligation to update forward-looking statements. There can be no assurance that the offering pursuant to the Prospectus will take place, and if taken, what will be its scope.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOCANCELL THERAPEUTICS, INC.

Dated: July 20, 2012	By:	/s/ Avraham Hampel
Avraham Hampel
Company Secretary